Exhibit 22
List of Guarantor Subsidiaries
TWDC Enterprises 18 Corp (“Legacy Disney”) is a subsidiary of The Walt Disney Company (“TWDC”) and, as of June 27, 2020, a guarantor of TWDC’s registered debt securities. Legacy Disney is also an issuer of registered debt securities, which is guaranteed by TWDC. At June 27, 2020, the registered debt securities were as follows:
CUSIPs for TWDC Registered Debt Securities Guaranteed by Legacy Disney
254687FG6 / 254687FH4 / 254687FJ0 / 254687FK7 / 254687FL5 / 254687FM3 / 254687FN1 / 254687FP6 / 254687FQ4 / 254687FR2 / 254687FS0 / 254687CH7 / 254687CK0 / 254687CM6 / 254687CP9 / 254687CR5 / 254687CT1 / 254687CV6 / 254687CX2 / 254687CZ7 / 254687DB9 / 254687DD5 / 254687DF0 / 254687DH6 / 254687DK9 / 254687DM5 / 254687DP8 / 254687DR4 / 254687DT0 / 254687DV5 / 254687DX1 / 254687DZ6 / 254687EB8 / 254687ED4 / 254687EF9 / 254687EH5 / 254687EK8 / 254687EM4 / 254687EP7 / 254687ER3 / 254687ET9 / 254687EV4 / 254687EX0 / 254687EZ5 / 254687FB7 / 254687FD3 / 254687FF8 / 254687FU5 / 254687FV3 / 254687FW1 / 254687FX9 / 254687FY7 / 254687FZ4 / 254687GA8

CUSIPs for Legacy Disney Registered Debt Securities Guaranteed by TWDC
25468PDE3 / 25468PDJ2 / 25468PCL8 / 25468PCN4 / 25468PCT1 / 25468PDQ6 / 25468PDS2 / 25468PCW4 / 254687CD6 / 25468PDF0 / 25468PDK9 / 25468PDM5 / 25468PDV5 / 25468PBW5 / 25468PCP9 / 25468PCR5 / 25468PCX2 / 25468PDB9 / 25468PDN3